EXHIBIT 23



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
General Mills, Inc.:


         We consent to the incorporation by reference in the Registration Statements (Nos. 2-49637, 333-75808 and 333-102675) on Form S-3 and Registration Statements (Nos. 2-13460, 2-53523, 2-95574, 33-24504, 33-27628, 33-32059,
33-36892, 33-36893, 33-50337, 333-13089, 333-32509, 333-65311, 333-65313,
333-90010, 333-90012, 333-102695, and 333-109050) on Form S-8 of General Mills,
Inc. of our report dated June 29, 2004, relating to the consolidated balance sheets of General Mills, Inc. and subsidiaries as of May 30, 2004 and May 25, 2003 and the related consolidated statements of earnings, stockholders' equity, and cash flows and our report dated June 29, 2004 on the related financial statement schedule for each of the fiscal years in the three year period ended May 30, 2004, which reports are included in the May 30, 2004 annual report on Form 10-K of General Mills, Inc.

/s/ KPMG

KPMG LLP

Minneapolis, Minnesota
July 29, 2004